UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2017

Empire State Realty Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36105	37-1645259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 West 33rd Street, 12th Floor

New York, New York 10120

(Address of principal executive offices) (Zip code)

(212) 687-8700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 2, 2017, Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement to the prospectus included in the Company’s shelf registration statement on Form S-3 (File No. 333-199199), relating to the permitted resale from time to time by the stockholder named therein of an aggregate of 29,610,854 shares of the Company’s common stock, par value $0.01 per share. The shares were issued to the stockholder in a private placement on August 23, 2016 pursuant to a securities purchase agreement between the Company and the stockholder. The Company registered the shares covered by the prospectus supplement in compliance with its registration rights obligations pertaining to the issuance of the shares to the stockholder, and such registration does not necessarily mean that the stockholder will sell or offer to sell any of the shares. The Company will not receive any proceeds from the sale of shares by the stockholder.

In connection with the filing of the prospectus supplement, the Company is filing opinions of its counsel as Exhibits 5.1 and 8.1 hereto, which exhibits are incorporated herein by reference and into the registration statement and the prospectus supplement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Goodwin Procter LLP with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE STATE REALTY TRUST, INC.

Date: February 2, 2017	By:	/s/ David A. Karp
	Name:	David A. Karp
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP regarding the legality of common stock offered

8.1	Opinion of Goodwin Procter LLP with respect to certain tax matters

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included in Exhibit 8.1)